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                                                                    Exhibit 23.2


                                    CONSENT


     We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by Woronoco Bancorp, Inc., and all amendments thereto, and in the Form H-(e)1-S for Woronoco Bancorp, Inc., and all amendments thereto, relating to the conversion of Woronoco Savings Bank, from a Massachusetts-chartered mutual savings bank to a Massachusetts-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Woronoco Bancorp, Inc., a holding company formed for such purpose, and the offering of Woronoco Bancorp, Inc.'s common stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                              MULDOON, MURPHY & FAUCETTE

                              /s/ Muldoon, Murphy & Faucette


Dated this 13th day of
November, 1998